Exhibit 10.12

TECHNOLOGY SUBLICENSE AGREEMENT

This Sublicense Agreement (“Agreement”) is made effective this 1st day of June, 2011, by and between Convergen LifeSciences, Inc., a Delaware corporation (“Sublicensor”), and Introgen Research Institute, Inc., a Texas corporation (“Sublicensee”).

RECITALS:

WHEREAS, a Patent and Technology License Agreement dated July 20, 1994, was entered into between Board of Regents of the University of Texas System and Intron Therapeutics, Inc. (which later changed its name to Introgen Therapeutics, Inc.) (the “1994 MDA Agreement”); and

WHEREAS, a Patent and Technology License Agreement dated September 30, 2006, was entered into between Board of Regents of the University of Texas System and Introgen Therapeutics, Inc. (the “2006 MDA Agreement”); and

WHEREAS, the 1994 MDA Agreement and the 2006 MDA Agreement granted licenses to Introgen Therapeutics, Inc. for the exploitation of the Licensed Technology (defined below) as well as other technologies; and

WHEREAS, a Technology Sublicense Agreement dated April 7, 2007, was entered into between Introgen Therapeutics, Inc. and Introgen Research Institute, Inc. wherein Introgen Therapeutics, Inc., sublicensed the Licensed Technology to Introgen Research Institute, Inc. (the “Introgen-IRI Sublicense”); and

WHEREAS, by an Assignment and Collaboration Agreement dated March 13, 2009, Introgen Research Institute, Inc. assigned the Introgen-IRI Sublicense herein; and

WHEREAS, Sublicensor and Sublicensee are parties to agreements whereby Sublicensor has obtained a State of Texas Emerging Technology Fund award and a United States Treasury research grant, and Sublicensee has obtained a National Institutes of Health (“NIH”) grant and United States Treasury research grant, all for research and commercial development of the Licensed Subject Matter (defined below) and Sublicensee will provides services to Sublicensor in in connection with such research in return for compensation;

WHEREAS, said funding has funded and will continue to fund research at the University of Texas M.D. Ander Cancer Center (“UTMDACC”), a component of the University of Texas System, which is the owner and licensor to Licensor of the Licensed Technology (defined below), and will provide funds to pay Sublicensee for services it will provide to Sublicensor;

WHEREAS, Sublicensee is in the business of providing such services and desires to perform the services and be paid for them;

NOW, THEREFORE, to assist Sublicensee in obtaining funding for research and development which will benefit Sublicensor, and in consideration of Sublicensee’s efforts to obtain funding, and in further consideration of Sublicensee’s services, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by Sublicensor, Sublicensor and Sublicensee agree as follows:

AGREEMENT

Definitions. The capitalized terms set forth in this section have the following meanings for purposes of this agreement:

(a)	“Affiliate” means an entity in which Sublicensee owns at least fifty percent (50%) of the equity ownership.

(b)	“License Agreement” means the Patent and Technology License Agreement between Sublicensor and the Board of Regents of the University of Texas System (the “Board”) dated July 20, 1994, including all amendments thereto.

(c)	“Sublicensed Patents” means those patents and patent applications described on Schedule A attached hereto.

(d)	“Patent Rights” has the same meaning in this Agreement as it has in Section 2.3 of the License Agreement, except that for purposes of this Agreement Schedule A attached to this Agreement shall be substituted for the Schedule A which is attached to the License Agreement. From time to time during the term of this Agreement, upon request of either party, Sublicensor and Sublicensee shall promptly update Schedule A to this Agreement to include all patents and patent applications that are then within the Patent Rights under this Agreement.

(e)	“Licensed Products”, “Licensed Technology” and “Licensed Subject Matter” shall have the same meanings herein as are attributed to them in the License Agreement, after giving effect to the substitution of Schedule A to this Agreement for Schedule A of the License Agreement.

(f)	“Territory” means the Licensed Territory as such term is defined in the License Agreement.

(g)	“Field” means the Licensed Field as such term is defined in the License Agreement.

(h)	“Net Sales” means gross revenues received by Sublicensee, its Affiliates or sublicensees, from a Sale, less discounts actually granted, sales and use taxes actually paid, import and/or export duties actually paid, outbound transportation costs actually paid or allowed, and amounts actually allowed or credited due to returns, not exceeding the original billing amount.

(i)	“Sale” or “Sold” means the transfer or disposition of a Licensed Product for value, or with respect to products which are services, the provision of such services on a fee-for-service basis, to a party other than Sublicensee or an Affiliate.

(j)	“Sublicense Income” means all consideration received by Sublicensee from a sublicense in consideration of a sublicense of the Licensed Subject Matter, including, but not limited to, up-front payments, marketing, distribution, franchise, option, license, bonus and milestone payments and equity securities. However, Sublicense Income specifically excludes: payments received by Sublicensee from a sublicense as a result of purchase or sale of debt or equity securities of Sublicensee by such sublicensee, and (ii) payments for research and development of Licensed Products; and (iii) any royalties that Sublicensee receives for the sublicensee’s sale of Licensed Products.

2. Sublicense Grant. Sublicensor hereby grants to Sublicensee a non-exclusive, fully paid, royalty free, perpetual, non-cancellable sublicense to manufacture, have manufactured, use and research Licensed Products and to otherwise exploit Licensed Technology, but only for research purposes and not for commercial use, in the Field throughout the Territory, including the right to grant further sublicenses, it being intended that the sublicense herein granted covers all rights of Sublicensor in the Licensed Subject Matter in the Field and in the Territory. For avoidance of doubt, it is intended hereby that this sublicense covers all rights of Sublicensor in the Sublicensed Patents and all of Sublicensor’s rights in any technical information, know how, process, procedure, composition, biological materials, device, method, formula, protocol, technique, software, design, drawing, or data related to the subject matter of any Sublicensed Patent, whether or not covered by Patent Rights, which is reasonably necessary for practicing an invention at any time covered by the Patent Rights. Sublicensee agrees to comply with the provisions of the License Agreement as they pertain to a sublicense, and to reasonably cooperate with Sublicensor in performing its obligations under the Sublicense Agreement.

3. Patent Maintenance and Prosecution. Sublicensor agrees to maintain, prosecute and continue in force all Sublicensed Patents, including preparing, filing, maintenance and prosecution of each Sublicensed Patent, as well as reissues, reexaminations and similar proceedings with respect to each Sublicensed Patent, and the conduct of interferences, defense of oppositions, requests for term extensions, and similar proceedings with respect to each Sublicensed Patent; and including the payment of all license fees, royalties, annuities, government fees and other fees and costs for the maintenance of such Sublicensed Patents. In the event that Sublicensor for any reason and at any time abandons or otherwise fails to maintain, prosecute, and enforce any Sublicensed Patent in any country in the Territory, Sublicensor shall give Sublicensee reasonable advance written notice of such abandonment or other failure which notice shall in any event be given before Sublicensed Patent rights are lost in such country. In the event Sublicensor abandons or otherwise fails to maintain, prosecute, or enforce any Sublicensed Patent in any country then Sublicensee shall have the right to assume the future maintenance, prosecution and enforcement, of such Sublicensed Patent; and upon such assumption by Sublicensee the license granted herein shall automatically convert from non-exclusive to exclusive with respect to such Sublicensed Patent in each country in which Sublicensee assumes such obligations, and Sublicensee’s rights hereunder will expand so that Sublicensee will have the right to use, manufacture, have manufactured, and sell Licensed Products, and generally to fully exploit Licensed Technology for commercial purposes, without execution of any further documents, and Sublicensee will become obligated to pay royalties as provided below. The above provisions notwithstanding, neither Sublicensor, nor Sublicensee after assumption of the obligation to maintain, enforce and prosecute any Sublicensed Patent, shall be obligated to expend its funds for litigation in connection therewith. Subsequent to assuming the obligation to maintain, enforce, and prosecute any Sublicensed Patent, Sublicensee shall be free to abandon same on a country by country basis.

4. Additional Consideration. In the event this license is converted from non-exclusive to exclusive as provided above, Subicensee shall after the date of conversion pay additional consideration as follows:

(a)	All out of pocket expenses incurred by Sublicensor after the conversion date in filing, prosecuting, enforcing and maintaining Patent Rights in each country in which this license has become exclusive for so long as this Agreement and such Patent Rights remain in effect in such country.

(b)	Sublicensee shall pay all royalties with respect to Sublicensee’s sales and all other fees that may become due to Board, NIH, Introgen Therapeutics, Inc., or other licensors, their successors and assigns, with respect to each patent in each country after the date of conversion to exclusivity in such country, for so long as Sublicensee desires to maintain such patent; however, Sublicensee may abandon any patetn without further obligation hereunder. For avoidance of doubt, royalties payable by Sublicensee hereunder are the only royalties attributable to Sublicensee’s Sales that will be payable by Sublicensee.

(c)	All such payments are payable within thirty days after March 31, June 30, September 30, and December 31 of each year during the term of this Agreement, at which time Sublicensee shall also deliver to Sublicensor a true and accurate report, giving such particulars of the business conducted by Sublicensee, its Affiliates and sublicensees during the preceeding three calendar months as necessary for Sublicensor to calculate Sublicensee’s payments hereunder. At the time of delivery of each such report Sublicensee will pay the amount due for the period of the report. The reports are required even if no payment is due.

(d)	During the term of this Agreement and for one year thereafter, Sublicensee will keep complete and accurate records of its, its Affiliates and its sublicensees Sales and Net Sales sufficient to enable the royalties and other payments due hereunder to be determined. Sublicensee will permit Sublicensor or its representatives, at Sublicensor’s expense, to examine Sublicensee’s records during regular business hours in order to verify any report required under this Agreement. If any amounts due Sublicensor hereunder are determined to have been underpaid in an amount equal to or greater than five percent (5%) of the amount due during the period so examined, then Sublicensee will pay the cost of the examination plus accrued interest on the underpayment at the highest rate allowed by law.

5. Confidentiality. In connection with the implementation of this Agreement, Sublicensee may receive confidential, scientific, financial, or product information from Sublicensor, and Sublicensor may receive the same from Sublicensee, including information relating to Licensed Products and Licensed Technology. Such information, when given in writing, shall be marked or otherwise identified as confidential when disclosed or, in the case of information given verbally, shall be identified as confidential at the time of such verbal disclosure. Both parties shall maintain the confidentiality of the Confidential Information received from the other party, not disclose it to others (except with the permission of the disclosing party), and use it only in connection with this Agreement. Both parties will use reasonable efforts to assure that all of their employees, consultants, contractors and others who have access to Confidential Information through them comply with the confidentiality obligations of this section. The parties’ obligation shall not apply to Confidential Information which: (i) was in the receiving party’s possession as evidenced by written records prior to disclosure for the other party; (ii) was at the time of disclosure or becomes public through no fault of the receiving party; (iii) is disclosed to the receiving party by a third party who has no obligation of confidentiality to the disclosing party; (iv) is independently developed by the receiving party without use of such Confidential Information of the other party. A party receiving Confidential Information may disclose such information as required by law, court order, or order of an administrative agency to be disclosed, provided, however, that notice of such potential legally required disclosure shall be provided to the disclosing party so the disclosing party may seek a protective order, and the receiving party shall assist the disclosing party in the event the disclosing party seeks to obtain such a protective order or use other legal means to protect the confidential nature of the information. This section shall survive termination of this Agreement.

6. Notices. Notices required or permitted hereunder shall be delivered by United States certified or registered mail, return receipt requested, by email or other electronic transmission with confirmation of receipt, by hand delivery, or in any other manner in which delivery actually occurs, to the party at the address set forth below:

Convergen LifeSciences, Inc. 9015 Mountain Ridge Drive Austin, TX 78759 Attention: David G. Nance, Exec. Chairman	Introgen Research Institute, Inc. 115 Laura Lane Austin, Texas 78746 Attention Rodney Varner, President

Notices deposited in the United States mail will be deemed received five days after deposit, postage paid, in an official United States mail receptacle. Other notices will be deemed received only upon actual receipt. A party may change its address for notice by giving the other party notice of change in the manner provided herein.

7. Term. This Agreement will continue from the date hereof until expiration of the License Agreement pursuant to section 14.1 thereof, unless sooner terminated as provided below. This Agreement will survive earlier termination of the License Agreement pursuant to section 14.2 thereof or otherwise.

8. Termination. This Agreement and the sublicense granted herein may be terminated by Sublicensor upon material default by Sublicensee, provided that no default will be deemed to have occurred until Sublicensor shall have given Sublicensee written notice describing the default and the following period to cure: (a) thirty (30) days if the default is a failure to pay money when due, and (b) a reasonable period, in the case of any other default. Further sublicenses granted hereunder shall survive termination of this Agreement. Sublicensee may terminate this Agreement as to any Sublicensed Patent, on a country-by-country basis, by giving Sublicensor written notice of termination. All obligations of Sublicensee that accrue before termination shall survive termination by Sublicensee.

9. Entire Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements between the parties with respect thereto.

10. Multiple Counterparts: Copies: Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which shall be binding on the parties who sign it. Photocopies of this Agreement, and copies transmitted by electronic means, shall be effective as originals.

11. WAIVER OF CONFLICTS OF INTEREST. SUBLICENSEE ACKNOWLEDGES THAT ATTORNEY RODNEY VARNER ASSISTED IN DRAFTING THIS AGREEMENT, AND IS AN ATTORNEY FOR LICENSOR IN OTHER MATTERS AND IS ALSO A SHAREHOLDER AND OFFICER OF LICENSEE. LICENSOR AGREES THAT RODNEY VARNER DOES NOT REPRESENT LICENSOR WITH RESPECT TO THIS AGREEMENT, AND LICENSOR WAIVES ALL ACTUAL AND POTENTIAL CONFLICTS OF INTEREST OF RODNEY VARNER AND ALL LAW FIRMS THAT HE IS NOW ASSOCIATED WITH OR MAY BECOME ASSOCIATED WITH IN THE FUTURE. LICENSOR AGREES THAT IT HAS HAD AMPLE OPPORTUNITY TO SEEK OTHER LEGAL COUNSEL REGARDING THIS AGREEMENT AND THIS WAIVER OF CONFLICTS OF INTEREST.

Signed effective as of the date first written above.

LICENSOR:	CONVERGEN LIFESCIENCES, INC.

	By:	/s/ DAVID G. NANCE
David G. Nance, Executive Chairman

LICENSEE:	INTROGEN RESEARCH INSTITUTE, INC.

	By:	/s/ RODNEY VARNER
Rodney Varner, President

SCHEDULE A

LICENSED PATENTS

Item l

Patent Family Reference Number:

INGN:095

Title:

Chromosome 3p21.3 genes are tumor suppressors

Inventors:

L. Ji; J. Minna; J. Roth; M. Lerman

Patent Application or Patent Numbers:

USA 20040016006 Serial Number 101445,718

International: PCT/US2001/021781

Item 2

Patent Family Reference Number:

INGN: 147

Title:

Compositions and Methods Involving Gene Therapy and Proteaseome Modulation

Inventors:

R. Ramesh; S. Chada

Patent Application or Patent Numbers

USA: 111672,896

International: PCT/US07/061883

Item 3

Patent Family Reference Number:

INGN:160

Title:

Bioactive FUSl Peptides and Nanoparticle-Polypeptide Complexes

Inventors:

L. Lin; R. Arlinghaus; T. Sun; L. Ji; B. Ozpolat; G. Berestein-Lopez; J. Roth

Patent Application or Patent Number:

USA: 20060251726, Serial Number 375544

International: PCT/US 2006/009044

Item 4:

Patent Family Reference Number: INRP:083

Title:

Methods and Compositions of Non-Viral Gene Therapy for Treatment of Hyperproliferative Diseases

Inventors:

R. Ramesh; J. Roth; T. Saeki; D. Wilson

Patent Application or Patent Numbers:

USA: Serial No. 60/135,818

International: PCT/US2000/014350

SCHEDULE A

LICENSED PATENTS

(Updated)

This is Schedule A to the Technology Sublicense Agreement between Convergen LifeSciences, Inc. and Introgen Research Institute, Inc., updated in accordance with Section 1(d) thereof.

Item 1:

Patent Family Reference Number:

INGN:095

Title:

Chromosome 3p21.3 genes are tumor suppressors

Inventors:

L. Ji; J. Minna; J, Roth; M. Lerman

Patent Application or Patent Numbers:

USA 20040016006 Serial Number 101445,718

International: PCT/US2001 /021781

Item 2:

Patent Family Reference Number:

INGN: 147

Title:

Compositions and Methods Involving Gene Therapy and Proteaseome Modulation

Inventors:

R. Ramesh; S. Chada

Patent Application or Patent Numbers

USA: 111672,896

International: PCT/US07/061883

Item 3

Patent Family Reference Number:

INGN: 160

Title:

Bioactive FUSl Peptides and Nanoparticle-Polypeptide Complexes

Inventors:

L. Lin; R. Arlinghaus; T. Sun; L. Ji; B. Ozpolat; G. Berestein-Lopez; J. Roth

Patent Application or Patent Number:

USA: 20060251726, Serial Number 375544

International: PCT/US 2006/009044

Item 4:

Patent Family Reference Number: INRP.083

Title:

Methods and Compositions of Non-Viral Gene Therapy for Treatment of Hyperproliferative Diseases

Inventors:

R. Ramesh; J. Roth; T. Saeki; D. Wilson

Patent Application or Patent Numbers:

USA: Serial No. 60/135,818 International: PCT/US2000/014350

Item 5:

Patent Family Reference Number: INGN 164

Title:

Methods and Compositions Related to Novel hTMC Promoter and Vectors for Tumor-Selective and High-Efficient Expression of Therapeutic Genes

Inventors:

L. Ji; B. Fang; J. Roth

Patent Application or Patent Numbers:

11/372,246

Item 6:

Patent family Reference Number:

INGN: 162

Patent Application or Patent Numbers:

60/845,934

Updated effective the 1st day of June 2008.

CONVERGEN LIFESCIENCES, INC.

By: /s/ DAVID G. NANCE
David G. Nance, CEO

INTROGEN RESEARCH INSTITUTE, INC.

By: /s/ RODNEY VARNER
Rodney Varner, President